Exhibit 99.1

KARTOON STUDIOS Announces

$300 MILLION SPAC, KARTOON STUDIOS

ACQUISITION CORPORATION

EF Hutton will be Sole Underwriter

BEVERLY HILLS, Calif., November 5, 2026 – Kartoon Studios, Inc. (NYSE American: TOON) ("Kartoon Studios" or the "Company") today announced that Kartoon Studios Acquisition Corp. ("KSAC") has publicly filed a registration statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The filing is for a proposed $300 million initial public offering. KSAC is a newly formed special purpose acquisition company, and its initial public offering will be underwritten by E.F. Hutton & Co.

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The Offering: Size: 30,000,000 units at $10.00 per unit, for gross proceeds of $300.0 million. KSAC also expects to provide the underwriters an option to buy up to an additional 15% of the units to cover overallotments, if any.

•	Trust account: The offering proceeds will be placed in a trust account for the benefit of KSAC's public shareholders, as described in the Registration Statement.
•	Unit structure: Each unit consists of one Class A ordinary share and one redeemable warrant. Each warrant entitles the holder to buy one Class A ordinary share.
•	Listing: KSAC intends to list its units on the New York Stock Exchange under the symbol "KACQ U."
•	Book-runner: E.F. Hutton & Co. is acting as sole book-running manager.

KSAC intends to pursue business combination targets in media and entertainment. KSAC will be led by:

•	Andy Heyward, Chairman and CEO of Kartoon Studios and KSAC
•	Brian Parisi, CFO of Kartoon Studios and KSAC
•	Michael Jaffa, Chief Operating Officer of Kartoon Studios and KSAC

There can be no assurance that the public filing of the Registration Statement will result in any transaction or other action by KSAC. Kartoon Studios does not intend to comment on or provide updates about these matters unless and until it determines that further disclosure is appropriate or required based on the then-current facts and circumstances.

A registration statement, including a prospectus, relating to these securities has been filed with the SEC but has not yet become effective. The prospectus is preliminary and subject to completion. These securities may not be sold, nor may offers to buy be accepted, before the registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. There shall be no sale of these securities in any state or jurisdiction where such an offer, solicitation or sale would be unlawful before registration or qualification under that jurisdiction's securities laws.

When available, copies of the prospectus related to the proposed initial offering by KSAC may be obtained for free by visiting EDGAR on the SEC's website at www.sec.gov or by sending a written request to EF Hutton, 745 Fifth Avenue, 34th Floor & PH, New York, NY, 10151, Attention: Syndicate Department, or by emailing a request to syndicate@efhutton.com or by calling (212) 970-3700.

About Kartoon Studios

Kartoon Studios (NYSE American: TOON) is a global, vertically integrated children's and family entertainment company. It turns owned and controlled intellectual property into enduring, multi-platform franchises. The Company develops, produces, distributes, licenses and monetizes content across the full value chain, creating multiple revenue streams and long-term brand value.

For more information, visit www.kartoonstudios.com.

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Important Cautions Regarding Forward-Looking Statements

Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements and include statements regarding: the launch and closing of KSAC’s proposed $300 million initial public offering; the use of offering proceeds for the benefit of KSAC’s public shareholders; each warrant entitling the holder thereof to buy one Class A ordinary share of KSAC; KSAC listing its units on the New York Stock Exchange under the symbol “KACQ U”; KSAC pursuing business combination targets in media and entertainment that complement the experience and expertise of Kartoon Studios’ management team’ and the Company developing, producing, distributing, licensing and monetizing content across the full value chain, creating multiple revenue streams and long-term brand value.

While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, those risk factors set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

MEDIA CONTACT:

pr@kartoonstudios.com

INVESTOR RELATIONS CONTACT:

ir@kartoonstudios.com

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